As filed with the Securities and Exchange Commission
                             on March 6, 1996

                                   Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933


            ARROW-MAGNOLIA INTERNATIONAL, INC.
                (Exact name of issuer as specified in its charter)


     Texas                                             75-0408335
(State of incorporation)
(I.R.S. Employer

Identification No.)


                             2646 Rodney Lane
                        Dallas, Texas 75229
       (Address, including zip code, of principal executive offices)


       Amended and Restated Non-Qualified Stock Option Plan
                         (Full title of the plan)


                               Morris Shwiff
                                 President
                             2646 Rodney Lane
                            Dallas, Texas 75229
                          (214) 247-7111

                 (Name, address, including zip code, and
telephone
                 number, including area code, of agent for service)


                                 Copy to:

                           Christopher M. Hewitt
                           Hewitt & Hewitt, P.C.
                        3100 Monticello, Suite 770
                            Dallas, Texas 75205

Approximate date of commencement of proposed sales to public:
Sales of the securities registered hereunder will occur from time to time after the effective date of this Registration Statement.
PAGE

                      CALCULATION OF REGISTRATION FEE


                              Proposed  Proposed
Title of       Number         Maximum   Maximum
Securities     of Shares      Offering  Aggregate Amount of
to be          to be          Price Per Offering  Registration
Registered     Registered     Share     Price     Fee



Common Stock,
$0.10 par value  275,000      $1.00     $  275,000     $ 94.83

Common Stock,
$0.10 par value
(2)              220,000      $5.125    $1,127,500     $388.79



(1) Estimated solely for the purpose of calculating the registra-
     tion fee. With respect to Common Stock issuable upon exercise of options, the registration fee has been calculated in accordance with Rule 457(h). With respect to Common Stock to
     be reoffered to the public, the registration fee has been calculated in accordance with Rule 457(c) on the basis of the
     average of the bid and asked prices of the Company's Common Stock as reported on the NASDAQ OTC Bulletin Board on March
1,
     1996.

(2) Shares to be sold pursuant to reoffer prospectus included herein.
 PAGE

                             EXPLANATORY NOTE

     The Prospectus filed as a part of this Registration
Statement
has been prepared in accordance with the requirements of Form S-3 pursuant to Instruction C to Form S-8 and may be used for reoffers or resales of the Company's Common Stock to be acquired by the persons named therein pursuant to the Company's Amended and Restated Non-Qualified Stock Option Plan.

PAGE

PROSPECTUS
                              220,000 Shares
                    ARROW-MAGNOLIA INTERNATIONAL, INC.
                               Common Stock

     This Prospectus relates to 220,000 shares of the Common Stock, par value $0.10 per share (the "Common Stock"), of Arrow-Magnolia International, Inc. ("Arrow-Magnolia" or the "Company"), which may be offered from time to time by any or all of the Selling Stock-holders named herein (the "Selling Stockholders"). It is antici-pated that the Selling Stockholders will offer shares for sale at prevailing prices in the over-the-counter market on the date of sale. The Company will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connec-tion with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Selling Stockholder will be borne by such Selling Stockholder.

     The Common Stock of the Company is traded on the over-the-counter market. On March 1, 1996 the closing bid and asked prices for shares of the Company's Common Stock, as reported on the NASDAQ
OTC Bulletin Board for the Company's common stock were $4.50 and $5.75 per share, respectively.

     The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an
"underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

The Common Stock offered hereby involves a high degree of risk.
See "Risk Factors."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY
            THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                    THE CONTRARY IS A CRIMINAL OFFENSE.

      No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stock-holders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.
Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

               The date of this Prospectus is March 1, 1996.
PAGE

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this
Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Arrow-Magnolia International, Inc., 2646 Rodney Lane, Dallas, Texas 75229. The Company's telephone number at that location is (214) 247-7111.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 219 South Dearborn Street, Chicago, IL 60604; 26 Federal Plaza, New York, NY 10007; and 5757 Wilshire Boulevard,
Los Angeles, CA 90036, and copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

     The Company intends to furnish its stockholders with annual reports containing additional financial statements and a report thereon by independent certified public accountants.



                             TABLE OF CONTENTS

                                                  Page

     The Company ...............................  3

     Selling Stockholders ......................  5

     Indemnification of Directors and Officers..  6

     Information Incorporated by Reference .....  7





PAGE

                                THE COMPANY

      The business of Arrow-Magnolia consists primarily of the manufacture and distribution of approximately 400 specialty chemical products for use in cleaning and maintaining equipment, and as generalized maintenance and sanitation products. The Company's manufacturing operations blend, to the Company's specifications and according to the Company's procedures, a variety of chemicals to create the Company's various products. Arrow-Magnolia packages products that it blends or manufactures and, in addition, purchases products that have been blended or manufactured and then packaged under the Company's labels by third parties. The
Company also distributes certain nonchemical products, such as paper and other janitorial supplies, related to its chemical products. The Company's products, including its nonchemical products, are marketed by the Company throughout the United States,
Canada and other countries.

     Arrow-Magnolia (formerly Magnolia Enterprises, Inc. and Magnolia Chemical Company) was incorporated in the State of Texas in 1937. Its executive offices are located at 2646 Rodney Lane, Dallas, Texas 75229 and its telephone number is (214) 247-7111.

                               RISK FACTORS

     The following factors should be considered carefully, in addition to the other information in this Prospectus, in evaluating an investment in the Company's Common Stock:

     Dependence Upon Key Personnel.   Morris Shwiff has been
President
and Chief Executive Officer of Arrow-Magnolia since 1985 and was President of a predecessor corporation for 17 years prior to that time. Mr. Mark Kenner has been Executive Vice President of Arrow-
Magnolia since 1985 and held similar positions with its predecessor corporation for 17 years prior to that time. Messrs. Shwiff and Kenner have been primarily responsible for directing the corporate strategy which has determined Arrow-Magnolia's growth. The loss of either of these individuals could have an adverse effect on the Company.

     Size and Competition.   The business of Arrow-Magnolia is
highly com-
petitive in all of its phases and two companies are significantly larger than other companies engaged in its industry. However, the industry in which the Company competes is very fragmented, and no single firm or group of firms dominates the industry as a whole. The total sales volume of the Company's products constitutes only a very minor portion of the total available market.

     Possible Volatility of Stock Price.   The price of the
Common Stock may
be subject to wide fluctuations and possible rapid increases or declines in a short time period. These fluctuations may be due to factors specific to the Company such as variations in quarterly operating results or changes in earnings estimates, or to factors relating to its industry or to the securities markets in general.

Investors in the Company's Common Stock should be willing to incur the risk of such fluctuations.

     Limited Marketability; Shares Eligible for Sale. Although the Common Stock has occasionally traded in the over-the-counter market, it is sporadically traded at low volumes. Sales of substantial amounts of Common Stock in the public market could significantly affect the market price of the Company's Common Stock.

     Voting Control. Messrs. Shwiff, Kenner and Kenner, the present
Directors and officers of Arrow-Magnolia, currently own approxi-mately 66.5% of the Company's outstanding Common Stock assuming all shares to be offered hereby are sold. Therefore, these individuals exercise practical voting control over the affairs of the Company.

      Directors Liability Limited. Under the Company's Articles of Incorpo-ration, Directors of Arrow-Magnolia cannot be held liable to the Company or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director except (i) for any breach of the Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii)
for any transaction from which the director derive an improper personal benefit, (iv) for an act or omission for which the liability of a Director is expressly provided for by statute, or
(v) for an act related to an unlawful stock repurchase or payment of a dividend. This provision does not affect the liability of any
Director under federal or applicable state securities laws.

     Indemnification of Officers and Directors. The Bylaws of the Company provide for indemnification of officers and Directors to the full extent permitted by the Texas Business Corporation Act. Arrow-Magnolia may be required to pay certain judgments, fines and expenses incurred by an officer or Director, including reasonable attorneys' fees, as a result of actions or proceedings in which such officers and Directors are involved by reason of being or having been an officer or Director provided that said officers or Directors acted in good faith.

PAGE

                           SELLING STOCKHOLDERS

     The following table shows the names and positions with the Company during the past three years of the Selling Stockholders, the number of shares of the Company's Common Stock beneficially owned by each of them as of March 1, 1996 and the number of shares covered by this Prospectus:

                               Beneficial
Beneficial
                 Position      Ownership    Shares
Ownership
Selling          With          Prior to     Being        After
Shareholder      the Company   Offering    Offered       Offering
(1)
Morris Shwiff     President   500,501     77,000         423,501

Mark Kenner       Executive   303,599     72,600         230,999
                  Vice
                  President

Fred Kenner       Vice        185,900     70,400         115,500
                  President


(1)   Assumes that all shares offered hereby are sold.

     As of March 1, 1996, the Company had approximately 1,157,600 shares of Common Stock outstanding.

     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales.
The
Selling Stockholders may also make private sales directly or through a broker or brokers. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     The Company has informed the Selling Stockholders that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 may apply to their sales in the market and has furnished each Selling Stockholder with a copy of these Rules and has informed them of the possible need for delivery of copies of this Prospectus.

     In addition, the Company has informed each of the Selling Stockholders that any Selling Stockholder who is affiliated with the Company, and any other persons acting in concert with such Selling Stockholder for the purpose of selling securities of the Company, may reoffer or resale pursuant to this Prospectus up to, but no more than, 11,576 shares of the Common Stock during any three month period.

     There can be no assurance that any of the Selling
Stockholders
will sell any or all of the shares of Common Stock offered by them hereunder.


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Company's Articles of Incorporation provides that the Company may indemnify each Director and officer of the Company against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of a determi-nation which expressly absolves the Director or officer of liability to the Company or its shareholders for willful misfea-sance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer may be indemnified by the Company against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two thirds of those members of the Board of Directors who are not involved in the action, suit or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Article 10 further provides that its terms are not exclusive of any other rights to which officers and Directors may be entitled according to law.

     Article 2.02-1 of the Texas Business Corporation Act provides broad powers of indemnification of Directors and officers. For example, the Board of Directors, the shareholders, or independent legal counsel in some circumstances may authorize the Company to indemnify any officer or Director against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investiga-tive, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was a Director or officer of the Company, if such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Director may not be indem-nified where such Director improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, and may not be indemnified where he is found liable to the Company.

     If a Director or officer defends litigation arising out of his office and is successful on the merits or otherwise in defense of the action, Article 2.02-1 provides that such officer or Director shall be indemnified against expense (including attorney's fees) actually and reasonably incurred by him in connection therewith. Additionally, a Director or officer's reasonable expenses may be paid or reimbursed where a written request is submitted with an undertaking to repay said expense if such person is ultimately determined to not be entitled to indemnification.

     Finally, the Company has power to purchase and maintain insurance on behalf of any Director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as an officer or a Director, whether or not the Company would have the power to indemnify him against such liability under the before described provisions of Article 2.02-1.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Act and will be governed by the final adjudication of such issue.

                   INFORMATION INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange Commission:

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 as filed with the Securities and Exchange
Commission on February 29, 1996.


     All documents filed by the Company pursuant to Sections
13(a),
13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     The description of the Common Stock contained in the Company's
Registration Statement filed under the Securities Exchange Act of 1934 (the "Exchange Act") registering shares of the Common Stock under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

                         INFORMATION NOT REQUIRED
                               IN PROSPECTUS

Item Number

3         Incorporation of Documents by Reference.

          The following documents and information heretofore filed
          with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

          The Company's Annual Report on Form 10-KSB for the fiscal
          year ended December 31, 1995 as filed with the Securities
          and Exchange Commission on February 29, 1996.

          All documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above described Annual Report and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to
          be incorporated by reference in this Prospectus and to be
          part hereof from the date of filing such documents.

          The description of the Common Stock contained in the Company's Registration Statement filed under the
Securi-
          ties Exchange Act of 1934 (the "Exchange Act") register-
          ing shares of the Common Stock under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

4         Description of Securities.

          Not applicable.


5         Interests of Named Experts and Counsel.

          Not applicable.


6         Indemnification of Directors and Officers.

          Article 2.02-1 of the Texas Business Corporation Act provides broad powers of indemnification of Directors
and
          officers. For example, the Board of Directors, the shareholders, or independent legal counsel in some circumstances may authorize the Company to indemnify any
          officer or Director against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal
          in such an action, suit or proceeding and any inquiry or
          investigation that could lead to such an action, suit or
          proceeding by reason of the fact that he is or was a Director or officer of the Company, if such Director or officer acted in good faith and in a manner he reasonably
          believed to be in or not opposed to the best interests of
          the Company, and, with respect to any criminal action or
          proceeding, had no reasonable cause to believe his conduct was unlawful. A Director may not be indemnified
          where such Director improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, and may not be indemnified where he is found liable to the Company.

          If a Director or officer defends litigation arising out of his office and is successful on the merits or other-wise in defense of the action, Article 2.02-1 provides that such officer or Director shall be indemnified against expense (including attorney's fees) actually
and
          reasonably incurred by him in connection therewith. Additionally, a Director or officer's reasonable expenses
          may be paid or reimbursed where a written request is submitted with an undertaking to repay said expense if such person is ultimately determined to not be entitled to indemnification.

          The statute further specifically provides that the indem-
          nification authorized thereby shall not be deemed exclusive of any other rights to which any such officer,
          employee or agent may be entitled under its articles of incorporation, bylaws, agreements, general or specific action of Directors or as permitted or required by common
          law.

          Article 10 of the Company's Articles of Incorporation provides for the indemnification of Directors, officers,
          and certain other persons within the limitations of the Texas Business Corporation Act.


7    Exemption from Registration Claimed.

          Not applicable.

PAGE

8         Exhibits.

          Exhibit
          Number

          5.1       Legal Opinion and Consent of Hewitt & Hewitt,
                    P.C.

          8.1       Tax Opinion and Consent of Hewitt & Hewitt,
                    P.C.

          10.19     Amended and Restated Non-Qualified Stock
                    Option Plan.(1)

          10.22     Form of Option Agreement.

          23.1      Consent of KPMG Peat Marwick LLP.

          23.2 Consent of Counsel. (Reference is made to Exhibit 5.2.)

          24 Power of Attorney. (Reference is made to the signature page.)



          (1) Filed as Exhibit 10.19 to Arrow-Magnolia Interna-tional, Inc.'s Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated herein by reference.

9         Undertakings.

          The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

               (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually
or
               in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Regis-tration Statement;

          Provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the
Securities
          Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securi-ties Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed
          to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment
          any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securi-ties Act of 1933, each filing of the Registrant's annual
          report pursuant to Section 13(a) or Section 15(d) of the
          Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange
Act
          of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered
          therein, and the offering of such securities at that time
          shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorpo-
          rated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3
or
          Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifical-
          ly incorporated by reference in the prospectus to provide
          such interim financial information.

          Insofar as indemnification for liabilities arising under
          the Securities Act of 1933 may be permitted to directors,
          officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,
          therefore, unenforceable. In the event that a claim for
          indemnification against such liabilities (other than the
          payment by the Registrant of expenses incurred or paid by
          a director, officer or controlling person of the regis-trant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by
          it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
PAGE

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Arrow-Magnolia International, Inc., a corporation organized and existing under the laws of the State of Texas, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 5th day of March, 1996.

                              ARROW-MAGNOLIA INTERNATIONAL, INC.




                              By /s/ Morris Shwiff
                                 Morris Shwiff, President

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Morris Shwiff with full power of substitution and resubstitution our true and lawful attorney-in-fact and agent, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                    Date

/s/ Morris Shwiff       Director and President      }
Morris Shwiff           (Chief Executive Officer)   }
                                                    }
                                                    }
/s/ Mark Kenner         Vice President              }
Mark Kenner                                         }
                                                    }  March
/s/ Fred Kenner         Vice President -            }  5, 1996
Fred Kenner             Secretary and Treasurer     }
                    ARROW-MAGNOLIA INTERNATIONAL, INC.

                    REGISTRATION STATEMENT ON FORM S-8

                             INDEX TO EXHIBITS


Exhibit                                           Sequentially
Number                        Description         Numbered

5.1       Legal Opinion and Consent of Hewitt
          & Hewitt, P.C.

8.1       Tax Opinion and Consent of Hewitt
          & Hewitt, P.C.

10.19     Amended and Restated Non-Qualified Stock
          Option Plan.(1)

10.22     Form of Option Agreement.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Counsel.  (Reference is made
          to Exhibit 5.2.)

24        Power of Attorney.  (Reference is made
          to the signature page.)



          (1) Filed as Exhibit 10.19 to Arrow-Magnolia Interna-tional, Inc.'s Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated herein by reference.